Exhibit 99.1

Civitas Resources, Inc. Repurchases $300 Million of its Common Stock

DENVER, January 24, 2023 - Civitas Resources, Inc. (NYSE: CIVI) (“Civitas” or the “Company”), today reported that it has agreed to repurchase approximately 4.9 million shares of its common stock, par value $0.01 per share (the “Common Stock”) at a price per share of $61.00, resulting in aggregate consideration of approximately $300 million (the “Repurchase”) from its largest shareholder, Canada Pension Plan Investment Board (“CPP Investments”).

Civitas CEO Chris Doyle said, “Today’s action provides an efficient mechanism to repurchase our shares at a compelling valuation and is consistent with our commitment to return significant cash to shareholders. Our capital structure is strong, with an industry-leading leverage ratio, significant cash on hand and ample liquidity to fund our high-return asset developments. As we continue to generate future free cash flow, we will consider all options to opportunistically return cash to our shareholders.”

As of December 31, 2022 and prior to the Repurchase, Civitas had approximately 85.1 million shares of Common Stock outstanding. Following the Repurchase, Civitas will have approximately 80.2 million shares of Common Stock outstanding. The Company’s base and variable dividend framework remains unchanged; accordingly, shareholders are expected to realize the benefit from a 6% reduction in share count following this transaction. Following the Repurchase, CPP Investments will remain the Company’s largest shareholder and will own approximately 21% of the Common Stock.

About Civitas Resources, Inc.

Civitas Resources, Inc. is Colorado’s first carbon neutral oil and gas producer and is focused on developing and producing crude oil, natural gas, and natural gas liquids in Colorado’s Denver-Julesburg Basin. The Company is committed to pursuing compelling economic returns and cash flow while delivering best-in-class cost leadership and capital efficiency. Civitas is dedicated to safety, environmental responsibility, and implementing industry leading practices to create a positive local impact. For more information about Civitas, please visit www.civiresources.com.

Forward-Looking Statements and Cautionary Statements

Certain statements in this press release concerning future opportunities for Civitas, future financial performance and condition, guidance and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the ultimate timing, outcome and results of integrating the legacy operations of Civitas; changes in capital markets and the ability of Civitas to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected. Additionally, risks and uncertainties that could cause actual results to differ materially from those anticipated also include: declines or volatility in the prices we receive for our oil, natural gas, and natural gas liquids; general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, including any future economic downturn, the impact of inflation, disruption in the financial markets and the availability of credit; the effects of disruption of our operations or excess supply of oil and natural gas due to world health events, including the COVID-19 pandemic and the actions by certain oil and natural gas producing countries; the continuing effects of the COVID-19 pandemic, including any recurrence or the worsening thereof; the ability of our customers to meet their obligations to us; our access to capital; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; our ability to continue to pay dividends at their current levels or at all; the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation); environmental risks; seasonal weather conditions; lease stipulations; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; operational interruption of centralized oil and natural gas processing facilities; competition in the oil and natural gas industry; management’s ability to execute our plans to meet our goals; our ability to attract and retain key members of our senior management and key technical employees; our ability to maintain effective internal controls; access to adequate gathering systems and pipeline take-away capacity; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices; costs and other risks associated with perfecting title for mineral rights in some of our properties; political conditions in or affecting other producing countries, including conflicts in or relating to the Middle East, South America, and Russia (including the current events involving Russia and Ukraine), and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings. Civitas undertakes no duty to publicly update these statements except as required by law.

For further information, please contact:

Investor Relations:

John Wren, ir@civiresources.com

Media:

Rich Coolidge, info@civiresources.com